Exhibit 99.1

Grocery Outlet Holding Corp. Announces Third Quarter Fiscal 2020 Financial Results
Net sales increased 17.1% to $764.1 million
Comparable store sales increased 9.1%
Net income increased 225.2% to $40.5 million
Adjusted net income(1) increased 141.8% to $49.9 million
Adjusted EBITDA(1) increased 25.1% to $55.3 million
Emeryville, CA – November 10, 2020 – Grocery Outlet Holding Corp. (NASDAQ: GO) (“Grocery Outlet” or the “Company”) today announced financial results for the third quarter of fiscal 2020 ended September 26, 2020.
For the Third Quarter Ended September 26, 2020:
•Net sales increased by 17.1% to $764.1 million from $652.5 million in the third quarter of fiscal 2019; comparable store sales increased by 9.1% compared to a 5.8% increase in the same period last year.
•The Company opened 10 new stores ending the quarter with 372 stores in six states.
•Net income increased 225.2% to $40.5 million, or $0.41 per diluted share, compared to net income of $12.4 million, or $0.13 per diluted share, in the third quarter of fiscal 2019.
•Primarily as a result of tax benefits associated with employee stock option exercises, the Company recorded a $15.0 million net tax benefit resulting in an effective tax rate of (58.8)%. Relative to our normalized rate, these stock option-related tax benefits increased net income in the quarter by $21.9 million, or $0.22 per diluted share.
•Adjusted EBITDA(1) increased 25.1% to $55.3 million compared to $44.2 million in the third quarter of fiscal 2019.
•Adjusted net income(1) increased 141.8% to $49.9 million, or $0.50 per non-GAAP diluted share, compared to $20.6 million, or $0.22 per non-GAAP diluted share, in the third quarter of fiscal 2019.
Eric Lindberg, CEO of Grocery Outlet, stated, “I am extremely proud of our strong execution throughout the third quarter as our corporate teams and IOs continue to focus on what we do best: offering exciting deals and delivering exceptional value to our customers. While we continue to navigate COVID, we are actively reinvesting in our people and operational initiatives in support of our long-term growth objectives. We remain excited about our ample white space for retail expansion and the opportunity to continue to deliver tremendous values to our loyal customers.”

(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. See the Non-GAAP Financial Measures section of this release for additional information about these items.

For the 39 Weeks Ended September 26, 2020:
•Net sales increased by 22.3% to $2.33 billion from $1.90 billion in the same period in fiscal 2019; comparable store sales increased by 14.3% compared to a 5.3% increase in the same period last year.
•Net income increased $76.9 million to $82.4 million, or $0.84 per diluted share, compared to net income of $5.6 million, or $0.07 per diluted share, in the same period in 2019.
•Primarily as a result of tax benefits associated with employee stock option exercises, the Company recorded a $19.0 million net tax benefit resulting in an effective tax rate of (30.0)%. Relative to our normalized tax rate, these stock option-related tax benefits increased net income by $36.5 million, or $0.37 per diluted share.
•Adjusted EBITDA(1) increased 34.8% to $172.9 million compared to $128.3 million in the same period in 2019.
•Adjusted net income(1) increased 179.2% to $125.8 million, or $1.28 per non-GAAP diluted share, compared to $45.0 million, or $0.57 per non-GAAP diluted share, in the same period last year.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $59.1 million at the end of the third quarter of fiscal 2020 compared to $44.0 million at the end of the same period in fiscal 2019.
•Total debt was $460.1 million at the end of the third quarter, compared to $475.5 million at the end of the same period in fiscal 2019.
•Capital expenditures for the third quarter of fiscal 2020, excluding the impact of landlord allowances, were $35.9 million.
Fiscal 2020 Outlook:
•Grocery Outlet currently expects to open 34 stores this year with no additional closures planned. The Company continues to build its real estate pipeline to support 10% annual unit growth.
•Quarter-to-date comparable store sales growth for the fourth quarter of fiscal 2020 is in the positive mid-single digits driven by an increase in average basket size partially offset by declines in store traffic. Based on current trends, the Company expects comparable store results for the full fourth quarter to remain consistent at these levels.
•Excluding the impact of discrete items, the Company anticipates a normalized tax rate of 28%.
•Weighted average diluted share count is expected to be approximately 100 million shares for the fourth quarter of fiscal 2020.

Conference Call Information:
A conference call to discuss the third quarter fiscal 2020 financial results is scheduled for today, November 10, 2020 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 844-512-2921. The pin number to access the telephone replay is 13712373. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results.
Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation and amortization (“EBITDA”) and other adjustments noted in the “Reconciliation of GAAP Net Income to Adjusted EBITDA” table below. Adjusted net income is defined as net income before the adjustments noted in table “Reconciliation of GAAP Net Income to Adjusted Net Income” below.
Adjusted EBITDA and adjusted net income are non-GAAP measures and may not be comparable to similar measures reported by other companies. Adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company’s prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct.
The following factors are among those that may cause actual results to differ materially from the forward-looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; risks associated with economic conditions; competition in the retail food industry; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; movement of consumer trends toward private labels and away from name-brand products; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; failure to participate effectively or at all in the growing online retail marketplace; material disruption to our information technology systems; risks associated with products we and our independent operators (“IOs”) sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; unexpected costs and negative effects associated with our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; natural disasters and unusual weather conditions (whether or not caused by climate change), power outages, pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; major health epidemics, such as COVID-19, and other outbreaks; economic downturns or natural or man-made disasters in geographies where our stores are located; time required to comply with public company regulations; management’s limited experience managing a public company; risks associated with IOs being consolidated into our financial statements; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; our ability to generate cash flow to service our substantial debt obligations; and the other factors discussed under “Risk Factors” in the Company’s prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2020.
For a more detailed discussion of the risks, uncertainties and other factors that could cause actual results to differ, please refer to the “Risk Factors” the Company previously disclosed in its prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. The Company’s prospectus and periodic filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 350 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.
INVESTOR RELATIONS CONTACT:
Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net sales	$764,082	$652,540	$2,327,819	$1,904,100
Cost of sales	525,899	451,453	1,598,859	1,317,276
Gross profit	238,183	201,087	728,960	586,824
Operating expenses:
Selling, general and administrative	189,880	161,047	574,813	471,542
Depreciation and amortization	14,131	13,200	40,291	38,090
Share-based compensation	3,857	2,892	34,309	25,853
Total operating expenses	207,868	177,139	649,413	535,485
Income from operations	30,315	23,948	79,547	51,339
Other expenses:
Interest expense, net	4,833	7,342	15,937	39,232
Debt extinguishment and modification costs	—	472	198	5,634
Total other expenses	4,833	7,814	16,135	44,866
Income before income taxes	25,482	16,134	63,412	6,473
Income tax expense (benefit)	(14,992)	3,689	(19,037)	886
Net income and comprehensive income	$40,474	$12,445	$82,449	$5,587
Basic earnings per share	$0.44	$0.14	$0.91	$0.07
Diluted earnings per share	$0.41	$0.13	$0.84	$0.07
Weighted average shares outstanding:
Basic	92,489	88,345	90,929	75,778
Diluted	99,266	93,183	98,033	78,602

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 26, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$59,082	$28,101
Independent operator receivables and current portion of independent operator notes, net of allowance	6,122	7,003
Other accounts receivable, net of allowance	5,724	2,849
Merchandise inventories	252,777	219,420
Prepaid expenses and other current assets	20,958	13,453
Total current assets	344,663	270,826
Independent operator notes, net of allowance	25,763	20,331
Property and equipment, net	399,159	356,614
Operating lease right-of-use assets	819,227	734,327
Intangible assets, net	46,747	47,792
Goodwill	747,943	747,943
Deferred income tax assets, net	2,976	—
Other assets	7,788	7,696
Total assets	$2,394,266	$2,185,529
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$90,191	$119,217
Accrued expenses	33,303	31,363
Accrued compensation	21,650	14,915
Current portion of long-term debt	68	246
Current lease liabilities	45,793	38,245
Income and other taxes payable	4,973	4,641
Total current liabilities	195,978	208,627
Long-term debt, net	448,613	447,743
Deferred income tax liabilities, net	—	16,020
Long-term lease liabilities	860,849	767,755
Total liabilities	1,505,440	1,440,145
Stockholders’ equity:
Voting common stock	94	89
Series A preferred stock	—	—
Additional paid-in capital	777,831	717,282
Retained earnings	110,901	28,013
Total stockholders’ equity	888,826	745,384
Total liabilities and stockholders’ equity	$2,394,266	$2,185,529

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	39 Weeks Ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Net income	$82,449	$5,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	36,772	32,307
Amortization of intangible and other assets	5,481	7,481
Amortization of debt issuance costs and discounts	1,771	1,962
Debt extinguishment and modification costs	198	5,634
Share-based compensation	34,309	25,853
Provision for accounts receivable	321	2,373
Deferred income taxes	(18,996)	789
Other	1,421	500
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(3,809)	2,813
Merchandise inventories	(33,357)	(8,114)
Prepaid expenses and other current assets	(7,505)	(4,271)
Income and other taxes payable	332	584
Trade accounts payable, accrued compensation and other accrued expenses	(15,545)	25,378
Changes in operating lease assets and liabilities, net	15,419	5,614
Net cash provided by operating activities	99,261	104,490
Cash flows from investing activities:
Advances to independent operators	(8,715)	(9,362)
Repayments of advances from independent operators	5,216	3,107
Purchases of property and equipment	(85,847)	(71,424)
Proceeds from sales of assets	265	680
Intangible assets and licenses	(3,826)	(2,934)
Net cash used in investing activities	(92,907)	(79,933)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts paid	—	407,666
Proceeds from exercise of share-based compensation awards	27,133	970
Proceeds from revolving credit facility loan	90,000	—
Principal payments on revolving credit facility loan	(90,000)	—
Payments related to net settlement of share-based compensation awards	(483)	(1,677)
Other direct costs paid related to the initial public offering	—	(7,058)
Principal payments on term loans	(188)	(399,813)
Principal payments on other borrowings	(729)	(619)
Dividends paid	(405)	(379)
Debt issuance costs paid	(701)	(690)
Net cash provided by (used in) financing activities	24,627	(1,600)
Net increase in cash and cash equivalents	30,981	22,957
Cash and cash equivalents at beginning of period	28,101	21,063
Cash and cash equivalents at end of period	$59,082	$44,020

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income	$40,474	$12,445	$82,449	$5,587
Interest expense, net	4,833	7,342	15,937	39,232
Income tax expense (benefit)	(14,992)	3,689	(19,037)	886
Depreciation and amortization expenses (a)	14,796	13,782	42,253	39,787
EBITDA	45,111	37,258	121,602	85,492
Share-based compensation expenses (b)	3,857	2,892	34,309	25,853
Debt extinguishment and modification costs (c)	—	472	198	5,634
Non-cash rent (d)	2,675	1,629	7,648	5,307
Asset impairment and gain or loss on disposition (e)	205	85	1,158	500
New store pre-opening expenses (f)	502	294	1,245	1,036
Provision for accounts receivable reserves (g)	372	309	321	2,373
Other (h)	2,555	1,237	6,467	2,111
Adjusted EBITDA	$55,277	$44,176	$172,948	$128,306

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income	$40,474	$12,445	$82,449	$5,587
Share-based compensation expenses (b)	3,857	2,892	34,309	25,853
Debt extinguishment and modification costs (c)	—	472	198	5,634
Non-cash rent (d)	2,675	1,629	7,648	5,307
Asset impairment and gain or loss on disposition (e)	205	85	1,158	500
New store pre-opening expenses (f)	502	294	1,245	1,036
Provision for accounts receivable reserves (g)	372	309	321	2,373
Other (h)	2,555	1,237	6,467	2,111
Amortization of purchase accounting assets and deferred financing costs (i)	2,943	3,705	8,823	11,456
Tax effect of total adjustments (j)	(3,670)	(2,429)	(16,847)	(14,810)
Non-GAAP adjusted net income	$49,913	$20,639	$125,771	$45,047
GAAP earnings per share
Basic	$0.44	$0.14	$0.91	$0.07
Diluted	$0.41	$0.13	$0.84	$0.07
Non-GAAP adjusted earnings per share
Basic	$0.54	$0.23	$1.38	$0.59
Diluted	$0.50	$0.22	$1.28	$0.57
GAAP weighted average shares outstanding
Basic	92,489	88,345	90,929	75,778
Diluted	99,266	93,183	98,033	78,602
Non-GAAP weighted average shares outstanding
Basic	92,489	88,345	90,929	75,778
Diluted (k)	99,266	93,183	98,033	78,602

__________________________
(a)Includes depreciation related to our distribution centers which is included within the cost of sales line item in our condensed consolidated statements of operations and comprehensive income.
(b)Includes non-cash share-based compensation expense and immaterial cash dividends paid on vested share-based awards for cash dividends declared in connection with our recapitalizations in fiscal 2018 and 2016.
(c)Represents the write-off of debt issuance costs and debt discounts related to the repricing and/or repayment of our credit facilities.
(d)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth in recent years.
(e)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(f)Includes marketing, occupancy and other expenses incurred in connection with store grand openings, including costs that will be the IO’s responsibility after store opening.
(g)Represents non-cash changes in reserves related to our IO notes and accounts receivable. The 39 weeks ended September 26, 2020 reflects the adoption of ASU 2016-13.
(h)Other non-recurring, non-cash or discrete items, such as transaction related costs including costs related to employer payroll taxes associated with equity awards, secondary offerings, store closing costs, personnel-related costs, legal expenses, strategic project costs, and miscellaneous costs.
(i)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(j)Represents the tax effect of the total adjustments. Because of the increased impact of discrete items on our effective tax rate including the excess tax benefits from the exercise of stock options and vesting of RSU share-based awards, beginning in the fourth quarter of fiscal 2019, we changed our methodology to calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items. Prior to the fourth quarter of fiscal 2019, the methodology we used was to calculate the tax effect of the total adjustments using our quarterly effective tax rate.
(k)To calculate diluted non-GAAP adjusted earnings per share, we adjusted the weighted-average shares outstanding for the dilutive effect of all potential shares of common stock.